Exhibit 10.30

ADMINISTRATIVE COOPERATION AGREEMENT

This Administrative Cooperation Agreement (“Agreement”), effective as of the Effective Date, as defined herein, is entered into by and between Blackhawk Network Holdings, Inc., a Delaware corporation (“Blackhawk”), and Safeway Inc., a Delaware corporation (“Safeway,” with each of Blackhawk and Safeway, a “Party” and together, the “Parties”).

WHEREAS, Safeway is the beneficial owner of a majority of the issued and outstanding common stock of Blackhawk;

WHEREAS, Safeway and Blackhawk currently contemplate that Blackhawk will make an initial public offering (the “IPO”) pursuant to a Registration Statement on Form S-1 submitted to the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “IPO Registration Statement”); and

WHEREAS, the Parties intend in this Agreement to set forth certain arrangements between Safeway and Blackhawk regarding the relationship of the Parties with regard to administrative matters including, among other things, access to documents and financial numbers, financial reporting, and confidentiality and privilege.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree as follows intending to be legally bound:

1. Definitions.

1.1 “Affiliated Company” of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by Contract or otherwise.

1.2 “Agreement” shall mean this Administrative Cooperation Agreement as the same may be amended from time to time in accordance with the provisions hereof.

1.3 “Blackhawk” shall have the meaning set forth in the preamble of this Agreement.

1.4 “Blackhawk’s Auditors” shall have the meaning set forth in Section 3.1(a) of this Agreement.

1.5 “Blackhawk Business” means the prepaid payment network business presently conducted by Blackhawk, or following the IPO Date, such business that is then conducted by Blackhawk and described in its periodic filings with the Commission.

1.6 “Blackhawk Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Blackhawk is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time (excluding Blackhawk Marketing, LLC, a Delaware limited liability company, now reabsorbed into the Safeway Group).

1.7 “Class A common stock” shall mean the Class A common stock, par value $0.001 per share, of Blackhawk.

1.8 “Class B common stock” shall mean the Class B common stock, par value $0.001 per share, of Blackhawk.

1.9 “Code” means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

1.10 “Commission” shall have the meaning set forth in the preamble of this Agreement.

1.11 “Common Stock” means the Class A common stock and Class B common stock of Blackhawk.

1.12 “Confidential Business Information” shall have the meaning set forth in Section 4.2(b) of this Agreement.

1.13 “Confidential Information” shall have the meaning set forth in Section 4.2(a) of this Agreement.

1.14 “Confidential Technical Information” shall have the meaning set forth in Section 4.2(c) of this Agreement.

1.15 “Contract” means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

1.16 “Dispute” has the meaning set forth in Section 7.1 of this Agreement.

1.17 “Dispute Resolution Commencement Date” has the meaning set forth in Section 7.1 of this Agreement.

1.18 “Effective Date” means, if ever, the IPO Date.

1.19 “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

1.20 “Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

1.21 “Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental body.

1.22 “Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

1.23 “Inter-Company Agreements” shall mean the Contracts between the Blackhawk Group on the one hand and the Safeway Group on the other; provided, that the term “Inter-Company Agreements” shall exclude the commercial, revenue producing agreements between Blackhawk and Safeway relating to the Blackhawk Business, including without limitation that certain Amended and Restated Alliance Partners Program Agreement effective December 30, 2012 (as it may be amended or restated from time to time).

1.24 “IPO” shall have the meaning set forth in the preamble of this Agreement.

1.25 “IPO Date” shall mean the date of the closing of the IPO.

1.26 “IPO Registration Statement” shall have the meaning set forth in the preamble of this Agreement.

1.27 “Party” or “Parties” shall have the meaning set forth in the preamble of this Agreement.

1.28 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

1.29 “Privileges” shall have the meaning set forth in Section 5.1 of this Agreement.

1.30 “Privileged Information” shall have the meaning set forth in Section 5.1 of this Agreement.

1.31 “Safeway” shall have the meaning set forth in the preamble of this Agreement.

1.32 “Safeway’s Auditors” shall have the meaning set forth in Section 3.1(a) of this Agreement.

1.33 “Safeway Business” means any business that is then conducted by Safeway and described in its periodic filings with the Commission, other than the Blackhawk Business.

1.34 “Safeway Group” means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Safeway is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Blackhawk Group and including Blackhawk Marketing, LLC, a Delaware limited liability company.

1.35 “Stock Exchange” shall mean the principal stock exchange on which the Class A common stock is traded.

1.36 “Subsidiary” of any Person means a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

1.37 “TSA” shall have the meaning set forth in Section 12 of this Agreement.

2. Agreement for Exchange of Information.

2.1 Generally. Each of Safeway and Blackhawk agrees to provide, or cause to be provided, to the other, at any time, the earlier of as soon as reasonably practicable after written (including email) request therefor or as may be necessary to meet their respective financial reporting compliance deadlines with any applicable Governmental Authority, all reports and other Information regularly provided by one Party to the other prior to the IPO Date and any Information in the possession or under the control of such Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Inter-Company Agreement or (iv) to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Safeway or Blackhawk, as the case may be; provided, however, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of Safeway and Blackhawk agrees to make their respective personnel available to discuss the Information exchanged pursuant to this Section 2.

2.2 Internal Accounting Controls; Financial Information. After the IPO Date, (i) each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its Subsidiaries in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable in order to prepare on a timely basis its financial statements and reports or filings with any Governmental Authority. Blackhawk further agrees to provide Safeway within fifteen (15) business days following the close of each fiscal quarter (i) a summary of “hotline calls” received by Blackhawk during the preceding quarter; and (ii) a copy of Blackhawk’s Quarterly Disclosure and Controls Report.

2.3 Ownership of Information. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 2 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

2.4 Record Retention. To facilitate the possible exchange of Information pursuant to this Section 2 and other provisions of this Agreement, each Party agrees to use its reasonable best efforts to retain all Information in its respective possession or control substantially in accordance with its respective record retention policies and/or practices as in effect on the IPO Date, for the term of this Agreement and for such longer period as may be required by any Governmental Authority, any litigation matter, any applicable law or any Inter-Company Agreement. However, each Party may amend its respective record retention policies at such Party’s discretion; provided, however, that if a Party desires to effect the amendment within three (3) years after the IPO Date, the amending Party must give thirty (30) days prior written notice of such change in the policy to the other Party to this Agreement. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the IPO Date (other than Information that is permitted to be destroyed under the current respective record retention policies of each Party) and that falls under the categories listed in Section 2.1, without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such Information prior to such destruction.

2.5 Limitation of Liability. Each Party will use its reasonable best efforts to ensure that Information provided to the other Party hereunder is accurate and complete; provided, however, no Party shall have any liability to the other Party in the event that any Information exchanged or provided pursuant to this Section 2 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the Party providing such Information. Neither Party shall have any liability to the other Party if any Information is destroyed or lost after the relevant Party has complied with the provisions of Section 2.4.

2.6 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 2 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Inter-Company Agreement.

2.7 Production of Witnesses; Records; Cooperation. For a period of seven (7) years after the first date upon which members of the Safeway Group cease to own at least twenty percent (20%) of the then outstanding number of shares of Common Stock, and except in the case of a legal or other proceeding by one Party against the other Party, each Party hereto shall use its reasonable best efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

3. Auditors and Audits; Financial Statements; Accounting Matters. Each Party agrees that:

3.1 Selection of Auditors.

(a) For so long as Blackhawk is consolidated with Safeway for financial statement purposes, Blackhawk shall use its reasonable best efforts to select the independent certified public accountants (“Blackhawk’s Auditors”) used by Safeway to serve as its (and its Subsidiaries’) independent certified public accountants (“Safeway’s Auditors” and, for the avoidance of doubt, should Safeway at any time change the accounting firm serving as its independent certified public accountants, “Safeway’s Auditors” shall thereafter mean the new firm serving as Safeway’s independent certified public accountants) for purposes of providing an opinion on its consolidated financial statements; provided, however, that Blackhawk’s Auditors may be different from Safeway’s Auditors if necessary to comply with applicable laws regarding auditor independence and qualifications; provided further, however, that Blackhawk shall not take any actions, and shall use its reasonable best efforts to cause its directors, officers and employees not to take any actions, that could reasonably be expected to require Blackhawk to engage auditors other than Safeway’s Auditors. The foregoing shall not be construed after Blackhawk conducts an IPO so as to unlawfully limit any responsibility of the audit committee of Blackhawk’s board of directors, pursuant to Rule 10A-3(b)(2) or any successor rule, to appoint, compensate, retain and oversee the work of the registered public accounting firm Blackhawk engages.

(b) For so long as Blackhawk is consolidated with Safeway for financial statement purposes, Blackhawk shall provide Safeway as much prior notice as reasonably practical of any change in Blackhawk’s Auditors for purposes of providing an opinion on its consolidated financial statements.

3.2 Financial Statements and Audit Cooperation. For so long as Blackhawk is consolidated with Safeway for financial statement purposes, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Blackhawk shall use its reasonable best efforts to provide to Safeway or to Safeway’s Auditors such information as is reasonably needed to complete the preparation of financial statements or the completion of an audit or review of Safeway’s annual and quarterly financial statements in a timely manner to enable Safeway to meet its timetable for the printing, filing and public dissemination of Safeway’s financial statements. To facilitate such process, Safeway and Blackhawk will confer as needed in advance to review Safeway’s timetable and information requirements. Safeway acknowledges and agrees that it will pay the reasonable out-of-pocket costs incurred by Blackhawk to perform any testing and other analysis or services required solely to support Safeway’s timetable and information requirements (i.e., costs that otherwise would not be incurred by Blackhawk but for Safeway’s request); provided, however, that Safeway is not obligated to pay any such costs unless Blackhawk obtains Safeway’s advance approval of such costs.

3.3 Annual and Quarterly Financial Statements. For so long as Blackhawk is consolidated with Safeway for financial statement purposes, and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, Blackhawk will conform to Safeway’s fiscal year and shall provide to Safeway on a timely basis all Information that Safeway reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Safeway’s annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Blackhawk will provide all required financial Information with respect to Blackhawk to Blackhawk’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Blackhawk’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Safeway’s Auditors with respect to financial Information to be included or contained in Safeway’s annual, quarterly and monthly financial statements. Similarly, Safeway shall provide to Blackhawk on a timely basis all financial Information that Blackhawk reasonably requires to meet its schedule for the preparation, printing, filing and public dissemination of Blackhawk’s annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Safeway will provide all required financial Information with respect to Safeway and its Subsidiaries to Blackhawk’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Blackhawk’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Blackhawk’s Auditors with respect to Information to be included or contained in Blackhawk’s annual and quarterly financial statements.

3.4 Certifications and Attestations.

(a) To the extent necessary for the timely filing by Safeway of annual and quarterly reports under the Exchange Act or in connection with any investigations of prior periods, Blackhawk shall cause its principal executive officer and principal financial officer to provide to Safeway on a timely basis and as reasonably requested by Safeway (1) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or any successor certifications or attestations to be filed with such annual and quarterly reports, (2) any certificates or other written Information which such principal executive officer or principal financial officer received as support for the certificates provided to Safeway and (3) a reasonable opportunity to discuss with such principal financial officer and other appropriate officers and employees of Blackhawk any issues reasonably related to the foregoing.

(b) To the extent necessary for the timely filing by Blackhawk of annual and quarterly reports under the Exchange Act or in connection with any investigations of prior periods, Safeway shall cause its appropriate officers and employees to provide to Blackhawk on a timely basis and as reasonably requested by Blackhawk (1) any certificates requested as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or any successor certifications or attestations to be filed with such annual and quarterly reports, (2) any certificates or other Information which such appropriate officers and employees received as support for the certificates provided to Blackhawk and (3) a reasonable opportunity to discuss with such appropriate officers and employees any issues reasonably related to the foregoing.

3.5 Compliance with Laws, Policies and Regulations. For so long as Blackhawk is consolidated with Safeway, and thereafter to the extent necessary for financial statement or financial statement audit purposes, Blackhawk shall comply with all financial accounting and reporting rules, policies and directives of Safeway, to the extent such rules, policies and directives have been previously communicated to Blackhawk, and fulfill all timing and reporting requirements, applicable to Safeway’s Subsidiaries that are consolidated with Safeway for financial statement purposes. Without limiting the foregoing, Blackhawk shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and Stock Exchange rules. Blackhawk shall not be deemed to be in breach of its obligations set forth in this provision to the extent that Blackhawk is unable to comply with such obligations as a result of the actions or inactions of Safeway.

3.6 Identity of Personnel Performing the Annual Audit and Quarterly Reviews. To the extent such information and cooperation is reasonably necessary for the preparation of financial statements or completing a financial statements audit, Blackhawk shall authorize Blackhawk’s Auditors to make available to Safeway’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Blackhawk and work papers related to the annual audits and quarterly reviews of Blackhawk, in all cases within a reasonable time prior to Blackhawk’s Auditors’ opinion date, so that Safeway’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Blackhawk’s Auditors as it relates to Safeway’s Auditors’ report on Safeway’s financial statements, all within sufficient time to enable Safeway to meet its timetable for the printing, filing and public dissemination of Safeway’s annual and quarterly statements. Similarly, Safeway shall authorize Safeway’s Auditors to make available to Blackhawk’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Safeway and work papers related to the annual audits and quarterly reviews of Safeway, in all cases within a reasonable time prior to Safeway’s Auditors’ opinion date, so that Blackhawk’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Safeway’s Auditors as it relates to Blackhawk’s Auditors’ report on Blackhawk’s statements, all within sufficient time to enable Blackhawk to meet its timetable for the printing, filing and public dissemination of Blackhawk’s annual and quarterly financial statements. Each of Safeway and Blackhawk agrees to reimburse the incremental additional costs of their respective Auditors as is required to meet their respective obligations to each other hereunder; provided, that such costs shall be limited to the incremental costs reflected on the relevant Auditors’ invoice(s) therefor.

3.7 Access to Books and Records. To the extent that all governmental audits are complete, the applicable statute of limitations for tax matters has expired and such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, Blackhawk, upon reasonable notice from Safeway, shall provide Safeway’s internal auditors, counsel and other designated representatives of Safeway access during normal business hours to (i) the premises of Blackhawk and all Information (and duplicating rights) within the knowledge, possession or control of Blackhawk and (ii) the officers and employees of Blackhawk, so that Safeway may conduct reasonable audits relating to the financial statements provided by Blackhawk pursuant hereto as well as to the internal accounting controls and operations of Blackhawk. Similarly, Safeway, upon reasonable notice from Blackhawk, shall provide Blackhawk’s internal auditors, counsel and other designated representatives of Blackhawk access during normal business hours to (x) the premises of Safeway and its Subsidiaries and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of Safeway and its Subsidiaries and (y) the officers and employees of Safeway and its Subsidiaries, so that Blackhawk may conduct reasonable audits relating to the financial statements provided by Safeway pursuant hereto as well as to the internal accounting controls and operations of Safeway and its Subsidiaries.

3.8 Notice of Change in Accounting Principles. If a change in accounting principles by a Party hereto would affect the historical financial statements of the other Party, neither Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the IPO Date without first consulting with the other Party, and if requested by the other Party, such Party’s independent public accountants with respect thereto. Safeway shall give Blackhawk as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date. Safeway will consult with Blackhawk and, if requested by Blackhawk, Safeway will consult with Blackhawk’s independent public accountants with respect thereto. Blackhawk shall give Safeway as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date. Blackhawk will consult with Safeway and, if requested by Safeway, Blackhawk will consult with Safeway’s independent public accountants with respect thereto.

3.9 Conflict with Third-Party Agreements. Nothing in Section 2 or Section 3 shall require Blackhawk to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Blackhawk is required under Section 2 or Section 3 to disclose any such Information, Blackhawk shall use its reasonable best efforts to seek to obtain such third party’s consent to the disclosure of such information.

4. Confidentiality.

4.1 Safeway and Blackhawk shall hold and shall cause each of their respective Subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein) concerning the other Party and its respective Subsidiaries; provided, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective Affiliated Companies, auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and, in each case, are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties hereto and in respect of whose failure to comply with such obligations, Blackhawk or Safeway, as the case may be, will be responsible, (ii) if the Parties or any of their respective Affiliated Companies are compelled to disclose any such Confidential Information by judicial or administrative process or (iii) if the Parties reasonably determine in good faith that such disclosure is required by other requirements of law; provided further, that Safeway may disclose, or permit disclosure of, Confidential Information of Blackhawk if Safeway reasonably determines in good faith (x) in consultation with Safeway’s Auditors that disclosure of such Information is required in order to comply with U.S. generally accepted accounting principles and (y) based on advice of counsel that disclosure of such information is required in order comply with its disclosure obligations under any applicable securities laws, regulations or self-regulatory requirements or related policies, practices and guidelines. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made in connection with any judicial or administrative process, or a Party determines in good faith that disclosure is otherwise required by law, Safeway or Blackhawk, as the case may be, shall promptly notify the other Party of the existence of such request, demand or conclusion, and shall provide the other Party a reasonable opportunity to seek an appropriate protective order or other remedy, which the notifying Party will cooperate in obtaining. In the event that an appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is required to be disclosed and shall use its reasonable best efforts to obtain reasonable assurances that confidential treatment will be accorded to such Information. Prior to disclosing any Confidential Information pursuant to the second proviso of this Section 4.1, Safeway will provide Blackhawk with reasonable advance written notice (including email) of such proposed disclosures and the Parties will collaborate in good faith to present such Information in a mutually agreeable format.

4.2 As used in this Section 4:

(a) “Confidential Information” shall mean (1) Confidential Business Information (as defined below) and Confidential Technical Information (as defined below) concerning one Party which, prior to, on or following the IPO Date, has been disclosed by Safeway or its Subsidiaries (excluding Blackhawk and its Subsidiaries) on the one hand, or Blackhawk or its Subsidiaries, on the other hand (collectively, “Presumed Confidential Information”), and (2) such other Information so disclosed that (i) is in written, recorded, graphical or other tangible form and is marked “Proprietary”, “Confidential” or “Trade Secret”, (ii) is in oral form and identified by the disclosing Party as “Proprietary”, “Confidential” or “Trade Secret” at the time of oral disclosure, including pursuant to the access provisions of Section 2 or Section 3 hereof or any other provision of this Agreement or (3) in the case of such Presumed Confidential Information or other such marked or identified Information disclosed on or prior to the date hereof, includes any modifications or derivatives prepared by the receiving Party that contain or are based upon any Confidential Information obtained from the disclosing Party, including any analysis, reports or summaries of the Confidential Information. Confidential Information may also include information disclosed to a disclosing Party by third parties. Confidential Information shall not, however, include any information which (A) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing Party; (B) becomes publicly known and made generally available after disclosure by the disclosing Party to the receiving Party through no action or inaction of the receiving Party; (C) is obtained by the receiving Party from a third party without a breach of such third party’s obligations of confidentiality; or (D) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information.

(b) “Confidential Business Information” shall mean all proprietary information, data or material of the disclosing Party other than Confidential Technical Information, including, but not limited to (1) proprietary earnings reports and forecasts, (2) proprietary macro-economic reports and forecasts, (3) proprietary business plans and business strategy, (4) proprietary general market evaluations and surveys and marketing strategies, (5) proprietary financing and credit-related information, and (6) customer information.

(c) “Confidential Technical Information” shall mean all proprietary scientific, engineering, mathematical or design information, data and material of the disclosing Party including, without limitation, (1) specifications, ideas, concepts, models and strategies for products or services, (2) quality assurance policies, procedures and specifications, (3) source code and object code, (4) training materials and information, and (5) all other know-how, methodology, processes, procedures, techniques and trade secrets related to product or service design, development, manufacture, implementation, use, support and maintenance.

4.3 Nothing in this Agreement shall restrict (i) the disclosing Party from using, disclosing or disseminating its own Confidential Information in any way, or (ii) reassignment of the receiving Party’s employees. Moreover, nothing in the Agreement supersedes any restriction imposed by third parties on their Confidential Information, and there is no obligation on the disclosing Party to conform third party agreements to the terms of this Agreement except as expressly set forth therein.

4.4 Notwithstanding anything to the contrary set forth herein, (i) Safeway and its Subsidiaries (excluding Blackhawk and its Subsidiaries), on the one hand, and Blackhawk and its Subsidiaries, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between Safeway or its Subsidiaries (excluding Blackhawk and its Subsidiaries), or Blackhawk or any of its Subsidiaries, on the one hand, and any employee of Safeway or any of its Subsidiaries, or Blackhawk or any of its Subsidiaries, on the other hand shall remain in full force and effect.

4.5 Confidential Information of Safeway and its Subsidiaries (excluding Blackhawk and its Subsidiaries), on the one hand, or Blackhawk and its Subsidiaries, on the other hand, in the possession of and used by the other as of the IPO Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the Safeway Business or the Blackhawk Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 4.1. Such continued right to use Confidential Information may not be transferred to any third party unless such third party (A) purchases all or substantially all of the business and assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed and (B) expressly agrees in writing to be bound by the provisions of this Section 4. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring Party shall not disclose the source of the relevant Confidential Information.

5. Privileged Matters.

5.1 Safeway and Blackhawk agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the Blackhawk Business or the Safeway Business, including but not limited to the attorney-client and work product privileges (collectively, “Privileges”), shall be governed by the provisions of this Section 5. With respect to Privileged Information of Safeway (as defined below), Safeway shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Blackhawk shall not knowingly take any action (nor permit any of its Subsidiaries to take any such action) without the prior written consent of Safeway that could reasonably be expected to result in any waiver of any Privilege that could be asserted by Safeway or any of its Subsidiaries under applicable law and this Agreement. With respect to Privileged Information of Blackhawk (as defined below) arising after the IPO Date, Blackhawk shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Safeway shall not knowingly take any action (nor permit any of its Subsidiaries to take any such action) without the prior written consent of Blackhawk that could reasonably be expected to result in any waiver of any Privilege that could be asserted by Blackhawk or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section 5 shall apply to all Information as to which Safeway or Blackhawk or their respective Subsidiaries would be entitled to assert or has asserted a Privilege (“Privileged Information”). Privileged Information of Safeway includes but is not limited to (i) any and all Information regarding the business of Safeway and its Subsidiaries (other than Information regarding the Blackhawk Business; provided that Safeway has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information), whether or not it is in the possession of Blackhawk or any of its Subsidiaries; (ii) all communications subject to a Privilege between counsel for Safeway (including in-house counsel) and any person who, at the time of the communication, was an employee of Safeway, regardless of whether such employee is or becomes an employee of Blackhawk or any of its Subsidiaries and (iii) all Information generated, received or arising after the IPO Date that refers or relates to Privileged Information of Safeway generated, received or arising prior to the IPO Date. Privileged Information of Blackhawk includes but is not limited to (x) any and all Information regarding the Blackhawk Business, whether or not it is in the possession of Safeway or any of its Subsidiaries; provided that Blackhawk has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information; (y) all communications subject to a Privilege occurring after the IPO Date between counsel for the Blackhawk Business (including in-house counsel and former in-house counsel who are or were employees of Safeway) and any person who, at the time of the communication, was an employee of Blackhawk, regardless of whether such employee was, is or becomes an employee of Safeway or any of its Subsidiaries (other than Blackhawk and its Subsidiaries) and (z) all Information generated, received or arising after the IPO Date that refers or relates to Privileged Information of Blackhawk generated, received or arising prior to the IPO Date.

5.2 Upon receipt by Safeway or Blackhawk, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Safeway or Blackhawk, as the case may be, obtains knowledge that any current or former employee of Safeway or Blackhawk, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Safeway or Blackhawk, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 5 or otherwise to prevent the production or disclosure of Privileged Information. Safeway or Blackhawk, as the case may be, will not produce or disclose to any third party any of the other’s Privileged Information under this Section 5 unless (i) the other has provided its express written consent to such production or disclosure or (ii) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

5.3 The access to Information, witnesses and individuals being granted pursuant to Section 2 and Section 3 and the disclosure to Blackhawk and Safeway of Privileged Information relating to the Blackhawk Business or the Safeway Business pursuant to this Agreement shall not be asserted by Safeway or Blackhawk to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 5 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Safeway and Blackhawk in, or the obligations imposed upon Safeway and Blackhawk by, this Section 5.

6. Future Litigation and Other Proceedings. In the event that Blackhawk (or any of its Subsidiaries or any of its or their respective officers or directors) or Safeway (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), the Party (and its Subsidiaries and its and their respective officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other Party’s expense, with any reasonable requests by the other Party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of associates or employees as witnesses). In the event that Blackhawk (or any of its Subsidiaries or any of its or their respective officers or directors) and Safeway (or any of its Subsidiaries or any of its or their respective officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any Governmental Authority or arbitration panel with respect to which the Parties have no prior agreements (as to indemnification or otherwise), each Party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the expense of the requesting Party, with any reasonable requests of the other Party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

7. Dispute Resolution.

7.1 Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof or thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as Confidential Information and Privileged Information of each of Safeway and Blackhawk developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

7.2 If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then the Dispute will be submitted to the boards of directors of Safeway and Blackhawk. Representatives of each board of directors shall attempt in good faith to negotiate a resolution of the Dispute.

7.3 If the representatives of the two boards of directors are unable to resolve the Dispute within one hundred twenty (120) days from the Dispute Resolution Commencement Date, on the request of either Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees and travel expenses. The mediation shall take place in Pleasanton, California or in whatever alternative forum on which the Parties may agree.

7.4 If the Parties cannot resolve any Dispute through mediation within forty-five (45) days of the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

7.5 Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 7 with respect to all matters not subject to such dispute, controversy or claim.

8. Governmental Approvals. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their reasonable best efforts to obtain any such Governmental Approvals.

9. Compliance with Legal Policies.

9.1 For so long as Safeway is providing services to Blackhawk or any Subsidiaries of Blackhawk pursuant to any Inter-Company Agreement, Blackhawk shall comply with all policies and directives identified by Safeway as critical to legal and regulatory compliance; provided, however, that nothing contained herein shall preclude modifications to such policies or directives as shall, in the opinion of counsel to Blackhawk or Safeway, be necessary or desirable to comply with then applicable law. For so long as Blackhawk is consolidated with Safeway for financial statement purposes, Blackhawk shall not adopt policies or directives relating to legal or regulatory compliance that are inconsistent with the policies and directives identified to Blackhawk by Safeway as critical to Safeway’s legal and regulatory compliance.

9.2 For so long as Safeway is providing services to Blackhawk or any Subsidiaries of Blackhawk pursuant to any Inter-Company Agreement, Safeway will take reasonable steps to assure that Safeway’s employees providing services comply with all policies and directives identified by Blackhawk as critical to legal and regulatory compliance that are applicable to such employees.

10. Term and Termination.

10.1 This Agreement shall continue in effect until the earliest to occur of (i) Blackhawk ceases to be either (x) consolidated with Safeway or (y) accounted for by Safeway under the equity method of accounting, in each case for financial statement purposes, (ii) the Parties mutually agree in writing to terminate this Agreement and (iii) the fifteenth (15th) anniversary of the IPO Date.

10.2 The provisions in the following sections shall survive termination: Sections 1, 4, 5, 10 and 11.

11. Notices. All notices hereunder shall be in writing, and shall be given personally, by facsimile, certified mail or by overnight courier to the address set forth below. Any Party may from time to time change its address for receiving notices or other communications by providing notice to the other in the manner provided in this Section 11.

If to Safeway to: Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588 Fax: 925-467-3270 Attn: President	If to Blackhawk to: Blackhawk Network Holdings, Inc. 6220 Stoneridge Mall Road Pleasanton, CA 94588 Fax: 925-226-9083 Attn: Chief Executive Officer
With a copy to: Safeway Inc. – Legal 5918 Stoneridge Mall Road Pleasanton, CA 94588 Fax: 925-467-3214 Attn: General Counsel	With a copy to: Blackhawk Network Holdings, Inc. Legal Department 6220 Stoneridge Mall Road Pleasanton, CA 94588 Fax: 925-226-9743 Attn: General Counsel

12. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any kind, and every nature between them. Each Party confirms that it has not relied upon any statement, representation or understanding that is not an express term of this Agreement and shall not have any remedy in respect of any statement, representation or understanding which is not an express term of this Agreement, unless made fraudulently. This Agreement shall not be changed, modified or amended except in writing and signed by both Parties. To the extent that any provision of this Agreement conflicts with any provision of that certain Amended and Restated Tax Sharing Agreement, dated December 30, 2012, by and among Safeway Inc. and its Affiliates and Blackhawk Network Holdings and its Affiliates (the “TSA”), the TSA shall control.

13. Headings. The headings of this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation or construction of this Agreement.

14. Counterparts. This Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one, and the same, document.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ Joan B. Lockie
Title:	CAO
Fax:

SAFEWAY INC.

By:	/s/ Laura A. Donald
Title:	Vice President
Fax:	467-3214

Signature Page to Administrative Cooperation Agreement